EXHIBIT 4

                           MODIFIED RETAINER AGREEMENT

                        KAPLAN GOTTBETTER & LEVENSON, LLP
                                 ATTORNEY AT LAW

                                 630 THIRD AVENUE           NEW JERSEY OFFICE
                          NEW YORK, NEW YORK 10017-6705        --------
                                                          2237 LEMOINE AVENUE
                               TEL: (212) 983-6900        FORT LEE, NJ 07024
                               FAX: (212) 983-9210        TEL: (201) 947-4005
                             E-MAIL: KG&L@KGLLAW.COM      FAX: (201) 947-5812

March 2, 2000

Robert Sendoh, President
CyPost Corporation
260 West Esplanade, Suite 101
North Vancouver, BC V7M 3G7
Canada

      Re: Modification to Retainer Agreement

Dear Mr. Sendoh:

      Please accept this letter as confirmation that CyPost Corporation (the "Company"), has agreed to modify the retainer agreement dated September 5, 1997 (the "Retainer") between the Company and Kaplan Gottbetter & Levenson, LLP. ("KGL"), effective February 11, 2000. The modification, which we understand was approved by the Company's Board of Directors at their February 11, 2000 meeting, is for the Company to pay its outstanding bill for legal services with shares of the Company's common stock, $.001 par value. We understand that the outstanding bill will be paid as follows:

      1) 26,500 shares valued at approximately $92,750 at the close of business on February 29, 2000. The board of directors has approved the filing of a registration on Form S-8 for these 26,500 shares. The legal services, for which these shares are being registered and issued to Adam S. Gottbetter, a partner of KGL, did not include any services in connection with the offer or sale of securities in a capital raising transaction, and did not directly or indirectly promote or maintain a market for the Company's securities.

      Please note that this letter may be filed as an exhibit to the Form S-8. In order to effectuate the modification of the Retainer, please sign this letter and return it to my office. If you have any questions, please call me.

Mr. Robert Sendoh
March 2, 2000
Page 2

Sincerely,

KAPLAN GOTTBETTER & LEVENSON, LLP                      ACCEPTED AND AGREED:


/s/ Adam S. Gottbetter                                 CYPOST CORPORATION

Adam S. Gottbetter
                                                       By: /s/ Robert Sendoh
                                                          ---------------------


                                                               Robert Sendoh
                                                          ---------------------
                                                               Name


                                                               Chairman, CEO
                                                          ---------------------
                                                               Title